UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

 UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 9, 2010, United States Oil and Gas Corp (the “Company”) entered into an agreement with Jeff Turnbull (the “Agreement”) allowing for the conversion of up to $250,000 of the principal amount of a Promissory Note entered into by and between the Company and Mr. Turnbull dated May 15, 2009 (the “Turnbull Note”) into 500,000,000 shares of the Company’s common stock, par value $0.000003 (the “Conversion Shares”).

Mr. Turnbull elected to convert portions of the Turnbull Note into an aggregate of 500,000,000 Conversion Shares from time to time from July 9, 2010 to August 31, 2010.

Item 3.02.  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

The issuance and sale of the Conversion Shares is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Notice of Conversion of Promissory Note by and between Registrant and Jeff Turnbull

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	UNITED STATES OIL AND GAS CORP

	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice of Conversion of Promissory Note by and between Registrant and Jeff Turnbull